BOSTON CARRIERS, LTD.

CONTENTS

PAGE	1	REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PAGE	2	CONSOLIDATED BALANCE SHEET AS OF DECEMBER 30, 2015

PAGE	3	CONSOLIDATED STATEMENT OF OPERATIONS FOR THE PERIOD FROM AUGUST 27, 2015 (INCEPTION) TO DECEMBER 30, 2015.

PAGE	4	CONSOLIDATED STATEMENT OF CASH FLOWS FOR THE PERIOD FROM AUGUST 27, 2015 (INCEPTION) TO DECEMBER 30, 2015.

PAGE	5	CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT FOR THE PERIOD FROM AUGUST 27, 2015 (INCEPTION) TO DECEMBER 30, 2015.

PAGES	5 - 13	NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of:

Boston Carriers, Ltd.

We have audited the accompanying consolidated balance sheet of Boston Carriers, Ltd. and Subsidiary (the “Company”) as of December 30, 2015, and the related consolidated statement of operations, changes in stockholders’ deficit and cash flows for the period from August 27, 2015 (inception) to December 30, 2015. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly in all material respects, the financial position of Boston Carriers, Ltd. and Subsidiary as of December 30, 2015 and the results of its operations and its cash flows for the period from August 27, 2015 (inception) to December 30, 2015 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 8 to the consolidated financial statements, the Company has minimal operations, a net loss of $14,408 for the period from August 27, 2015 (inception) to December 30, 2015 and used cash in operations from inception of $14,407. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans concerning these matters are also described in Note 7. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Liggett & Webb, P.A.

LIGGETT & WEBB, P.A.

Certified Public Accountants

Boynton Beach, Florida

March 8, 2016

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Boston Carriers Ltd.

Consolidated Balance Sheet

As of December 30, 2015

(Expressed in U.S. Dollars – except for share and per share data)

ASSETS
CURRENT ASSETS
Cash	$385,628
Total current assets	385,628
OTHER ASSETS
Advances for Bareboat Contract	500,000
Due from affiliate	99,965
Total Other Assets	599,965
Total assets	$985,593

LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES
Stock Subscription Liability	$1,000,000
Total current liabilities	1,000,000

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIT

Common stock, $0,0001 par value;500 shares authorized; 500 shares issued and outstanding at December 30, 2015	1
Additional paid-in capital	—
Accumulated deficit	(14,408)
Total stockholders' deficit	(14,407)
Total liabilities and stockholders' deficit	$985,593

The accompanying notes are an integral part of these consolidated financial statements

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Boston Carriers Ltd.

Consolidated Statement of Operations

For the period from August 27, 2015 (Inception) to December 30, 2015

(Expressed in thousands of U.S. Dollars – except for share and per share data)

OPERATING EXPENSES
General and administrative expenses	$14,408

Total Operating expense	14,408

LOSS FROM OPERATIONS BEFORE INCOME TAXES	(14,408)

Provision for income taxes	—

NET LOSS	$(14,408)

Net Loss per share - Basic and Diluted	$(28.82)
Weighted number of shares outstanding during the period Basic and Diluted	500

The accompanying notes are an integral part of these consolidated financial statements

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Boston Carriers Ltd.

Consolidated Statement of Cash Flows

For the period from August 27, 2015 (Inception) to December 30, 2015

(Expressed in U.S. Dollars)

Cash Flows from Operating Activities:
Net loss	$(14,408)

Adjustments to reconcile net loss to net cash used in operating activities:
Common Stock Issued for services to founders	1
Net Cash Used in Operating Activities	(14,407)

Cash Flows from Investing Activities:
Advances for Bareboat contract	(500,000)
Due from affiliate	(99,965)
Net Cash Used in Investing Activities	(599,965)

Cash Flows from Financing Activities:
Stock Subscription Liability	1,000,000
Net Cash Provided by Financing Activities	1,000,000

Net increase in cash and cash equivalents	385,628
Cash and cash equivalents at beginning of period	—

Cash and cash equivalents at end of period	$385,628

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the year for:
Cash paid for interest	$—
Cash paid for taxes	$—

The accompanying notes are an integral part of these consolidated financial statements

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Boston Carriers Ltd.

Consolidated Statement of Stockholders' Deficit

For the period from August, 27, 2015 (Inception) to December 30, 2015

(Expressed in U.S. Dollars – except for share data)

	Common stock
	Shares	Par Value	Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Deficit
BALANCE, August 27, 2015	—	$—	$—	$—	$—
Stock issued for services to founder	500	1	—	—	1
Net loss for the period from August 27, 2015 (Inception) to December 30, 2015	—	—	—	(14,408)	(14,408)
BALANCE for the period from August 27, 2015 (inception) to December 30, 2015	500	$1	$—	$(14,408)	$(14,407)

The accompanying notes are an integral part of these consolidated financial statements

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BOSTON CARRIERS LTD. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

As of December 30, 2015

(Expressed in U.S. dollars)

NOTE 1: DESCRIPTION OF BUSINESS

Boston Carriers Ltd. is a Company incorporated in Marshall Islands on September 17, 2015. As of December 30, 2015 Boston Carriers owns 100% of its subsidiary Poseidon Navigation Corp. (“Poseidon” or the “subsidiary”), a company incorporated in Marshall Islands on August 27, 2015.

Boston Carriers Ltd. (“Boston Carriers” or the “Company”) is a business, whose planned principal operation is an integrated dry bulk shipping company. The Company intends to provide marine transportation services on a worldwide basis. The Company’s activities since inception have consisted primarily of raising capital, entering into a capital lease for chartered-in vessel and performing general and administration activities. The Company’s activities are subject to significant risks and uncertainties, including failing to obtain additional funding to pay future obligation on the Company’s capital lease and fund the Company’s normal and recurring operations.

The Company’s accounting year end is December 31, 2015, which was the year end of Boston Carriers.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) Basis of presentation: The accompanying consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP).

(b) Principles of consolidation: The accompanying consolidated financial statements include the accounts of Boston Carriers, a Marshall Islands corporation, and its wholly-owned subsidiary, Poseidon Navigation Corp. All significant intercompany balances and transactions have been eliminated in the consolidated statements.

(c) Use of Estimates: The preparation of consolidated financial statements in conformity with U.S.GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. On an on-going basis, management evaluates the estimates and judgments, including those related to uncompleted voyages, future dry-dock dates, the selection of useful lives for tangible assets, expected future cash flows from long-lived assets to support impairment tests, provisions necessary for accounts receivables and demurrages, provisions for legal disputes, and contingencies. Management bases its estimates and judgments on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results could differ from those estimates under different assumptions and/or conditions.

(d) Cash and Cash Equivalents: Cash and cash equivalents consist of cash on hand, deposits held on call with banks, and other short-term liquid investments with original maturities of three months or less.

(e) Foreign Currency Translation: The Company’s functional and reporting currency is the U.S. dollar. The Company engages in worldwide commerce with a variety of entities. Although its operations may expose it to certain levels of foreign currency risk, its transactions are predominantly U.S. dollar denominated. The Company’s wholly-owned vessel subsidiary and under the vessel management contract, they transact a nominal amount of their operations in Euros; however, the wholly-owned subsidiary’s primary cash flows are U.S. dollar denominated. Differences in exchange rates during the period between the date a transaction denominated in a foreign currency is consummated and the date on which it is either settled or translated, are recognized in the statements of comprehensive (loss)/income. The foreign currency gains/ (losses) are recognized under the caption “Other income” and “Other expense”.

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BOSTON CARRIERS LTD. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

As of December 30, 2015

(Expressed in U.S. dollars)

 (f) Segment Reporting: Operating segments, as defined, are components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. Based on the Company’s methods of internal reporting and management structure, the Company currently has one reportable segment, the Dry Bulk Vessel Operations segment. Therefore, segment information is not presented.

(g) Revenue and Expense Recognition:

Revenue Recognition: Revenue will be recorded when services are rendered, the Company has a signed charter agreement or other evidence of an arrangement, the price is fixed or determinable, and collection is reasonably assured. The Company will generate revenue from transportation of cargo, time charter of vessels, port terminal operations, bareboat charters, contracts of affreightment/voyage contracts, demurrages and contracts covering dry or liquid port terminal operations.

Voyage revenues for the transportation of cargo are recognized ratably over the estimated relative transit time of each voyage. A voyage will be deemed to commence when a vessel is available for loading and will be deemed to end upon the completion of the discharge of the current cargo. Estimated losses on voyages are provided for in full at the time such losses become evident. Under a voyage charter, the Company agrees to provide a vessel for the transportation of specific goods between specific ports in return for payment of an agreed upon freight rate per ton of cargo.

Revenues will be recorded net of address commissions. Address commissions represent a discount provided directly to the charterers based on a fixed percentage of the agreed upon charter rate. Since address commissions represent a discount (sales incentive) on services rendered by the Company and no identifiable benefit is received in exchange for the consideration provided to the charterer, these commissions are presented as a reduction of revenue.

Revenue from time chartering and bareboat chartering will be earned and recognized on a daily basis as the service is delivered. Revenue arising from contracts that provide our customers with continuous access to convoy capacity is recognized ratably over the period of the contracts.

Demurrage income represents payments made by the charterer to the vessel owner when loading or discharging time exceeds the stipulated time in the voyage charter and will be recognized as it is earned.

Revenues arising from contracts that provide our customers with continuous access to convoy capacity will be recognized ratably over the period of the contracts.

Revenues from time chartering of vessels will be accounted for as operating leases and are thus recognized on a straight line basis as the average revenue over the rental periods of such charter agreements as service is performed, except for loss generating time charters, in which case the loss will be recognized in the period when such loss is determined. A time charter involves placing a vessel at the charterer’s disposal for a period of time during which the charterer uses the vessel in return for the payment of a specified daily hire rate. Short period charters for less than three months will be referred to as spot-charters. Charters extending three months to a year are generally referred to as medium-term charters. All other charters will be considered long-term. Under time charters, operating costs such as for crews, maintenance and insurance are typically paid by the owner of the vessel.

Expenses related to our revenue-generating contracts are recognized as incurred.

(h) Financial Instruments: Financial instruments carried on the balance sheet may include cash and cash equivalents, restricted cash, trade receivables and payables, other receivables and other liabilities, long-term debt, capital leases and available-for-sale securities. The particular recognition methods applicable to each class of financial instrument are disclosed in the applicable significant policy description of each item, or included below as applicable.

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BOSTON CARRIERS LTD. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

As of December 30, 2015

(Expressed in U.S. dollars)

Financial Risk Management: The Company’s future activities expose it to a variety of financial risks including fluctuations in future freight rates, time charter hire rates, fuel prices and credit and interest rates risk. Risk management will be carried out under policies approved by executive management. Guidelines are established for overall risk management, as well as specific areas of operations.

Credit Risk: The Company intends to closely monitor its credit exposure to customers and counterparties for credit risk. The Company has policies in place to ensure that it trades with customers and counterparties with an appropriate credit history. Derivative counterparties and cash transactions are limited to high quality credit financial institutions.

Interest Rate Risk: Any differential to be paid or received on an interest rate swap agreement is recognized as a component of gain/loss on derivatives over the period of the agreement. Gains and losses on early termination of interest rate swaps are reflected in the consolidated statements of comprehensive (loss)/income. The effective portion of changes in the fair value of interest rate swap agreements that are designated and qualify as cash flow hedges are recognized in equity. Currently the Company does not use interest rate swap agreement but may use in the future.

Foreign Exchange Risk: Foreign currency transactions are translated into the measurement currency at rates prevailing on the dates of the relevant transactions. Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation of monetary assets and liabilities denominated in foreign currencies are recognized in the consolidated statements of comprehensive (loss)/income.

Accounting for Derivative Financial Instruments and Hedging Activities: The Company may enter into dry bulk shipping FFAs (“Forward Freight Agreements”) as economic hedges relating to identifiable ship and/or cargo positions and as economic hedges of transactions the Company expects to carry out in the normal course of its shipping business. By utilizing certain derivative instruments, including dry bulk shipping FFAs, the Company manages the financial risk associated with fluctuating market conditions. In entering into these contracts, the Company has assumed the risks that might arise from the possible inability of counterparties to perform in accordance with the terms of their contracts.

At the end of each calendar quarter, the fair value of dry bulk shipping FFAs traded over-the-counter are determined from an index published in London, United Kingdom and the fair value of those FFAs traded with LCH is determined from the LCH valuations.

(i)  Income Taxes: The Company is a Marshall Islands Corporation. Pursuant to various treaties and the United States Internal Revenue Code, the Company believes that substantially all its operations are exempt from income taxes in the Marshall Islands and the United States of America.

(j) Leases: Vessel leases where Boston Carriers  will be regarded as the lessor  will be classified as either finance leases or operating leases based on an assessment of the terms of the lease.

For charters classified as finance leases the minimum lease payments will be recorded as the gross investment in the lease. The difference between the gross investment in the lease and the sum of the present values of the two components of the gross investment is recorded as unearned income which is amortized to income over the lease term as finance lease interest income to produce a constant periodic rate of return on the net investment in the lease.

For charters classified as operating leases where Boston Carriers will be regarded as the lessor, refer to Note 2(g) “Revenue and Expense Recognition”.

For charters classified as operating leases where Boston Carriers will be regarded as the lessee, the expense will be recognized on a straight line basis over the rental periods of such charter agreements. The expense will be included under the line item “Time charter, voyage and logistics business expenses”.

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BOSTON CARRIERS LTD. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

As of December 30, 2015

(Expressed in U.S. dollars)

(k) Loss Per Share: Basic loss per share is computed by dividing the net loss attributable to Boston Carriers common stockholders by the weighted average number of shares of common stock outstanding during the period presented. Diluted loss per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted. Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding as defined by FASB Accounting Standards Codification Topic 260, “Earnings Per Share”. For the period from August 27, 2015 (inception) to December 30, 2015 there were no common share equivalents outstanding.

(l) Recent Accounting Pronouncements:

In April 2014, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2014-08, “Presentation of Financial Statements and Property, Plant and Equipment”, changing the presentation of discontinued operations on the statements of income and other requirements for reporting discontinued operations. Under the new standard, a disposal of a component or a group of components of an entity is required to be reported in discontinued operations if the disposal represents a strategic shift that has (or will have) a major effect on an entity’s operations and financial results when the component meets the criteria to be classified as held-for-sale or is disposed. The amendments in this update also require additional disclosures about discontinued operations and disposal of an individually significant component of an entity that does not qualify for discontinued operations. The new accounting guidance is effective for interim and annual periods beginning after December 15, 2014. The adoption of the new standard is not expected to have a material impact on Boston Carriers’ results of operations, financial position or cash flows.

In May 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers”, changing the method used to determine the timing and requirements for revenue recognition on the statements of comprehensive income. Under the new standard, an entity must identify the performance obligations in a contract, the transaction price and allocate the price to specific performance obligations to recognize revenue when the obligation is completed. The amendments in this update also require disclosure of sufficient information to allow users to understand the nature, amount, timing and uncertainty of revenue and cash flow arising from contracts. The new accounting guidance is effective for interim and annual periods beginning after December 15, 2016. Early adoption is not permitted. The Company is currently reviewing the effect of ASU No. 2014-09 on its revenue recognition.

In August 2014, the FASB issued Accounting Standards Update “ASU” 2014-15 on “Presentation of Financial Statements Going Concern (Subtopic 205-40) - Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern”. Currently, there is no guidance in U.S. GAAP about management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern or to provide related footnote disclosures. The amendments in this Update provide that guidance. In doing so, the amendments are intended to reduce diversity in the timing and content of footnote disclosures. The amendments require management to assess an entity’s ability to continue as a going concern by incorporating and expanding upon certain principles that are currently in U.S. auditing standards. Specifically, the amendments (1) provide a definition of the term substantial doubt, (2) require an evaluation every reporting period including interim periods, (3) provide principles for considering the mitigating effect of management’s plans, (4) require certain disclosures when substantial doubt is alleviated as a result of consideration of management’s plans, (5) require an express statement and other disclosures when substantial doubt is not alleviated, and (6) require an assessment for a period of one year after the date that the financial statements are issued (or available to be issued). The amendments in this Update are effective for public and nonpublic entities for annual periods ending after December 15, 2016. Early adoption is permitted. We are currently reviewing the provisions of this ASU to determine if there will be any impact on our results of operations, cash flows or financial condition.

In January 2015, the FASB issued ASU No. 2015-01, “Income Statement-Extraordinary and

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BOSTON CARRIERS LTD. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

As of December 30, 2015

(Expressed in U.S. dollars)

Unusual Items”. This standard eliminates the concept of extraordinary and unusual items from U.S. GAAP. The new standard is effective for annual and interim periods after December 15, 2015. Early adoption is permitted. We plan to adopt this standard effective January 1, 2016. The adoption of this ASU is not expected to have a material impact on the Company’s results of operations, financial position or cash flows.

In February 2015, the FASB issued ASU No. 2015-02, “Consolidation (Topic 810)—Amendments to the Consolidation Analysis”, which amends the criteria for determining which entities are considered VIEs, amends the criteria for determining if a service provider possesses a variable interest in a VIE and ends the deferral granted to investment companies for application of the VIE consolidation model. The ASU is effective for interim and annual periods beginning after December 15, 2015. Early application is permitted. We do not expect the adoption of this ASU to have a material impact on the Company’s results of operations, financial position or cash flows, except if Boston Carriers was to enter into new arrangements in 2016 that fall into the scope prior to adoption of this standard.

In May 2015, FASB issued Accounting Standards Update (“ASU”) No. 2015-07, “Fair Value Measurement (Topic 820): Disclosures for Investments in Certain Entities That Calculate Net Asset Value per Share (or Its Equivalent)” removes the requirement to categorize within the fair value hierarchy all investments for which fair value is measured using the net asset value per share practical expedient. The amendments also remove the requirement to make certain disclosures for all investments that are eligible to be measured at fair value using the net asset value per share practical expedient. Rather, those disclosures are limited to investments for which the entity has elected to measure the fair value using that practical expedient. This ASU is effective for public business entities for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years. For all other entities, the amendments in this ASU are effective for fiscal years beginning after December 15, 2016, and interim periods within those fiscal years. A reporting entity should apply the amendments retrospectively to all periods presented. The retrospective approach requires that an investment for which fair value is measured using the net asset value per share practical expedient be removed from the fair value hierarchy in all periods presented in an entity’s financial statements. Earlier application is permitted. We are currently reviewing the provisions of this ASU to determine if there will be any impact on our results of operations, cash flows or financial condition.

In June 2015, FASB issued Accounting Standards Update (“ASU”) No. 2015-10; “Technical Corrections and Improvements” covers a wide range of Topics in the Codification. The amendments represent changes to clarify the Codification, correct unintended application of guidance, or make minor improvements to the Codification that are not expected to have a significant effect on current accounting practice or create a significant administrative cost to most entities. Additionally, some of the amendments will make the Codification easier to understand and easier to apply by eliminating inconsistencies, providing needed clarifications, and improving the presentation of guidance in the Codification. Transition guidance varies based on the amendments in this ASU. The amendments in this ASU that require transition guidance are effective for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. Early adoption is permitted, including adoption in an interim period. All other amendments will be effective upon the issuance of this ASU. We are currently reviewing the provisions of this ASU to determine if there will be any impact on our results of operations, cash flows or financial condition.

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BOSTON CARRIERS LTD. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

As of December 30, 2015

(Expressed in U.S. dollars)

In September 2015, FASB issued Accounting Standards Update (“ASU”) No. 2015-16, “Business Combinations (Topic 805): Simplifying the Accounting for Measurement-Period Adjustments” requires that an acquirer recognize adjustments to provisional amounts that are identified during the measurement period in the reporting period in which the adjustment amounts are determined. The amendments in this Update require that the acquirer record, in the same period’s financial statements, the effect on earnings of changes in depreciation, amortization, or other income effects, if any, as a result of the change to the provisional amounts, calculated as if the accounting had been completed at the acquisition date. For public business entities, the amendments are effective for fiscal years beginning after December 15, 2015, including interim periods within those fiscal years. The amendments should be applied prospectively to adjustments to provisional amounts that occur after the effective date of this Update with earlier application permitted for financial statements that have not been issued. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2016, and interim periods within fiscal years beginning after December 15, 2017. The amendments should be applied prospectively to adjustments to provisional amounts that occur after the effective date of this Update with earlier application permitted for financial statements that have not yet been made available for issuance. We are currently reviewing the provisions of this ASU to determine if there will be any impact on our results of operations, cash flows or financial condition.

NOTE 3: ADVANCE FOR BAREBOAT CONTRACT

Poseidon Navigation Corp. (“Poseidon”), which is now our wholly owned subsidiary, will acquire a 1994 Japanese built Handymax vessel (43,656 dwt). The BBHP is essentially a “lease to own” arrangement. Poseidon paid $500,000 at November 24, 2015 as a down-payment and will pay $1,721.25 per day, payable in advance every 30 days, for five years commencing on the date of delivery of the vessel. At the conclusion of the five years Poseidon will have the right to purchase the vessel for $10. On January 27, 2016 the company reached a further agreement to accept taking delivery of a 1996 built Handymax vessel (45,693 dwt) instead and to reduce the bareboat hire rate. See Note 9.

NOTE 4: TRANSACTIONS WITH RELATED PARTIES

On September 17, 2015, 500 shares of common stock in Boston Carriers with par Value of $0.0001 were issued to the CEO of Boston Carriers as founder’s stock for services rendered. See Note 6.

On September 17, 2015, 500 shares of common stock of Poseidon with par Value of $0.0001 were issued to Boston Carriers as founder's shares. See Note 6.

NOTE 5: STOCKHOLDER’S EQUITY

Stock Subscription

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BOSTON CARRIERS LTD. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

As of December 30, 2015

(Expressed in U.S. dollars)

On November 24, 2015, the Company sold a Convertible Preferred issuance raising net proceeds of $1,000,000. Pursuant to the terms of the Subscription Agreement, YP Holdings, LLC (“YP”) invested $1,000,000 to acquire 100 Boston Carriers’ preferred stock (the “BC Preferred Stock”) with a face value of $10,000 each which is convertible into shares of common stock as described in the Certificate of Designations with respect to the Preference Shares (the “Certificate of Designations”). YP will be issued an additional $1 million of Preference Shares as a fee in connection with the closing of the transaction. Pursuant to the Certificate of Designations, the Preference Shares will accrue cumulative dividends at a rate equal to 10.75% per annum, subject to adjustment as provided in the Certificate of Designations. The dividends are payable in cash or our common shares (the “Common Shares”) at our option and upon conversion of the Preference Shares; such dividends have a guaranteed payable amount. The Certificate of Designations will also provide that, immediately upon the Effective Date, YP has the right to convert the Preference Shares into Common Shares at a conversion price of $1.00 per Common Share, subject to adjustment as set forth in the Certificate of Designations. On or after ten years from the Effective Date, we have the right to redeem the Preference Shares at the liquidation value of $10,000 per share (the “Liquidation Value”), plus accrued and unpaid dividends thereon. Prior to such time, we may redeem the Preference Shares at the Liquidation Value plus the Embedded Dividend Liability (as defined in the Certificate of Designations), less any dividends paid (the “Early Redemption Price”). Upon certain liquidation events occurring prior to the ten year anniversary of the Effective Date, we will redeem the Preference Shares at the Early Redemption Price. The Company has reached an agreement with the subscriber for the actual issuance of the shares to take place from Integrated Inpatient Solutions Inc. our affiliate as of December 30, 2015; therefore, the subscription is recorded as stock subscription liability as the shares have not been issued, and our affiliate has not yet authorized the class of Preferred Shares.

On September 17, 2015, 500 shares of common stock in Boston Carriers with par Value of

$0.0001 were issued to the CEO of Boston Carriers as founder's shares for services rendered. See Note 4.

On September 17, 2015, 500 shares of common stock of Poseidon with par Value of $0.0001 were issued to Boston Carriers as founder's shares. See Note 4.

NOTE 6: INCOME TAXES

Marshall Islands and Liberia do not impose a tax on international shipping income. Under the laws of Marshall Islands and Liberia, the countries of incorporation of the Company and its subsidiary and the vessels’ registration, the companies are subject to registration and tonnage taxes which have been included in direct vessel expenses in the accompanying consolidated statements of loss.

NOTE 7: GOING CONCERN

As reflected in the accompanying consolidated financial statements, the Company has minimal operations with no revenue since inception, used cash in operations of $14,407 since inception and has an accumulated deficit of $14,408 as of December 30, 2015. This raises substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan. The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management believes that actions presently being taken to obtain additional funding and implement its strategic plans provide the opportunity for the Company to continue as a going concern.

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BOSTON CARRIERS LTD. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

As of December 30, 2015

(Expressed in U.S. dollars)

NOTE 8: SUBSEQUENT EVENTS

On January 27, 2016 and after the lessor failed to deliver the vessel in accordance with agreed terms, we mutually agreed to terminate the existing contract (dated November 24, 2015) without liability to either party. The amounts which we have previously paid have been transferred and credited toward a new agreement for a newer vessel. Under the terms of the new agreement, we will acquire a 1996 Japanese built Handymax vessel (45,693 dwt). In addition to the down payment of $500,000 which was paid on November 24, 2015, we will pay $1,315 per day, payable in advance every 30 days, for five years commencing on the date of delivery of the vessel. At the conclusion of the five years, Poseidon will have the right to purchase the vessel for $125. The vessel was delivered to the Company on February 13, 2016.

As of February 13, 2016, the Company’s future minimum commitments, net of commissions under chartered-in vessels, were as follows:

Chartered-in
vessel
to be delivered
2016	$423,430
2017	479,975
2018	479,975
2019	479,975
2020	536,645
Total	$2,400,000

On December 31, 2015, the Company entered into an Asset Purchase Agreement with Integrated Inpatient Solutions, Inc., (“INPT”). INPT agreed to acquire all of the assets and liabilities of the Company including the shares of our subsidiary, Poseidon Navigation Corp (“Poseidon) in exchange for 1,850,000 shares of Series B Preferred Stock in INPT. Accordingly, as a result of the Exchange, Poseidon is now a wholly owned subsidiary of INPT. In connection with the execution of the Asset Purchase Agreement, INPT filed a Certificate of Designations with the Secretary of State of the State of Nevada regarding the creation of the Preferred Stock and an aggregate of 1,850,000 shares of Preferred Stock were issued to the former Boston Carriers stockholder in exchange for newly issued shares of INPT’s Series B Preferred Stock, $0.0001 par value per share.

In preparing the consolidated financial statements, the Company has evaluated events and transaction for the potential recognition or disclosure through March 8, 2016 the date the financial statements were issued.

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